January 30, 2009

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read Panglobal Brands Inc.’s statements included under Item 4.01 of its Form 8-K filed on February 4, 2009, and we agree with such statements concerning our firm.

/s/ Grobstein Horwath & Company LLP

GROBSTEIN HORWATH & COMPANY LLP